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                                                                 Exhibit 10.3.18

***PORTIONS OF THIS EXHIBIT MARKED BY BRACKETS ("[***]") OR OTHERWISE INDICATED HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.***

DYNEGY POWER MARKETING, INC.
1000 Louisiana Street , Suite 5800
Houston, Texas 77002

ELECTRICITY SWAP CONFIRMATION

                                                        CONFIRMATION # 1A

Sithe/Independence Power Partners, L.P.
P.O. Box 1046
Oswego, New York  13126
Attention:  General Manager
Telecopy:  (315) 342-8425

Dear Sirs:

The purpose of this document is to confirm the terms and conditions of the transaction entered into between Sithe/Independence Power Partners, L.P. ("Counterparty") and Dynegy Power Marketing, Inc. ("DPM") on July 1, 2001 ("the Transaction"). This document constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

1. This Confirmation will be governed by the 1992 ISDA Master Agreement (Multicurrency-Cross Border), as modified pursuant to the Schedule dated as of July 1, 2001 between DPM and the Counterparty (the "Agreement"). All provisions contained in the Agreement shall govern this Confirmation except as expressly modified below.

The definitions and provisions contained in the 1991 ISDA Definitions, the 1993 ISDA Commodity Derivatives Definitions and the 2000 Supplement (the "Definitions"), as published by the International Swaps and Derivatives Association, Inc. ("ISDA"), are incorporated into this Confirmation. In the event of any inconsistency between the 1991 ISDA Definitions, the 1993 ISDA Commodity Derivatives Definitions, and the 2000 Supplement, the 2000 Supplement will prevail. In addition, for purposes of this Confirmation, the following terms shall have the following meanings:

"Btu" means British thermal unit, which is the quantity of thermal energy necessary to increase the temperature of one pound of pure water by one degree Fahrenheit from 59 degrees Fahrenheit to 60 degrees Fahrenheit at a constant pressure of 14.73 pounds per square inch absolute.

"MMBtu" means one million Btu.

"MW" means megawatt.

"MWh" means megawatt-hour.

2. TERMS OF TRANSACTION. The terms of the particular Transaction to which this Confirmation relates are as follows:

                     ***CONFIDENTIAL TREATMENT REQUESTED***


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TRADE DATE              July 1, 2001

EFFECTIVE DATE:         July 1, 2001

TERMINATION DATE:       The Termination Date is November 14, 2014; provided,
                        however, that Counterparty may terminate this Confirmation in its sole discretion at any time prior to 12:01 A.M. on July 1, 2001 by providing notice of termination to DPM.

CALCULATION AGENT:      DPM

PAYMENT DATE:           Business Day immediately preceding the twenty-fifth
                        (25th) day of each calendar month of the Term. Subject to Section 5(f) of the Schedule to the Agreement, payment will be made by each Party to the accounts specified below.

FIXED PRICE PAYOR:      DPM

FLOATING PRICE PAYOR:   Counterparty

TERM:                   July 1, 2001 through November 14, 2014. The
                        Calculation Periods during the Term shall be determined by DPM as provided below.

NOTIONAL
QUANTITY:               The Notional Quantity shall be [***] MW.

FIXED PRICE:            The Fixed Price ("FP") for a Calculation Period other
                        than a Linked Calculation Period (defined below) shall be calculated as:

                        FP = A+B+C+D

                        The Fixed Price for a Linked Calculation Period (or a series of Linked Calculation Periods) shall be calculated as:

                        FP = A+B+C(b)

                        Provided that if, for the most recent Calculation Period other than a Linked Calculation Period prior to such Linked Calculation Period, C equals C(a), then until the number of hours in such Calculation Period and immediately subsequent Linked Calculation Period(s) are equal to [***], C(b) for such Linked Calculation Period(s) shall be equal to zero.

                        For all other hours during any Linked Calculation Period, C(b) shall be calculated as set forth below.

                        Where:
                        A = NQ x H x (GP/[***] + $[***]/MMBtu) x HR
                        B = NQ x H x VC(1)
                        C = maximum of (a) VC2 and (b) H x VC3
                        D = (GP/[***] + $[***]/MMBtu) x [***] MMBtu

                        Where:

                     ***CONFIDENTIAL TREATMENT REQUESTED***

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                        NQ = Notional Quantity applicable during such
                        Calculation Period

                        H = total hours contained in such Calculation Period

                        GP = the price representing the weighted average of the midpoints for each of the days during such Calculation Period of the common range for [***] as reported in the "Daily Gas Survey" in Gas Daily (published by Financial Times Energy) (with respect to weekdays for the flow date, and with respect to weekend days and holidays for the flow date immediately following such weekend day or holiday) expressed in $/MMBtu. If such information is no longer published, DPM and Counterparty shall agree upon an appropriate replacement index.

                        HR = [***] MMBtu/MWh

                        VC(1) = $[***] per MWh multiplied on January 1 of each year by the GDP-IPD Escalation Factor

                        VC(2) = $[***] multiplied on January 1 of each year by the GDP-IPD Escalation Factor

                        VC(3) = $[***] per hour multiplied on January 1 of each year by the GDP-IPD Escalation Factor

                        GDP-IPD Escalation Factor = as of January 1 of each year, a fraction, the numerator of which is the Gross Domestic Product Implicit Price Deflator published in the National Income and Product Account by the U.S. Department of Commerce for the third calendar quarter of the immediately preceding year, and the denominator of which is the Gross Domestic Product Implicit Price Deflator published in the National Income and Product Account by the U.S. Department of Commerce for the third calendar quarter of 2000

FLOATING PRICE:         The Floating Price for a particular Calculation Period
                        shall be equal to the product of (1) the total hours in the Calculation Period, multiplied by (2) the Notional
                        Quantity multiplied by (3) the average of the hourly day-ahead prices (in $/MWh and as published by the New
                        York Independent System Operator (the "NYISO") on the last day of the month that includes the applicable
                        Calculation Period on the NYISO's official web site currently located at:
                        http://www.nyiso.com/oasis/index.html, or any successor thereto, under the headings "Day Ahead Market LBMP
                        Generator; SITHE_INDEPEND") for electricity during the applicable hours specified as pertaining to an agreed upon Calculation Period. In the event that such hourly day-ahead prices are no longer published by the NYISO, DPM and Counterparty shall agree upon an appropriate replacement price.

EXECUTION AMOUNT:       The Execution Amount means a monthly amount paid in
                        arrears during the Term by DPM to Counterparty equal to $[***] per month. The Execution Amount represents consideration paid by DPM in exchange for DPM's right to provide Calculation Period

                     ***CONFIDENTIAL TREATMENT REQUESTED***


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                        Notices as described below. Subject to the remaining
                        provisions of this Agreement, payment of the Execution Amount shall be made on a monthly basis on each Payment Date.

SETTLEMENT DATE:        The Settlement Date for all Calculation Periods, to the
                        extent occurring during a calendar month, shall be the date on which the NYISO makes payments to participating generators pursuant to the terms of the NYISO Services
                        Tariff with respect to such calendar month. The
                        Settlement Date is the date on which the Calculation
                        Agent shall determine the Fixed Price and the Floating
                        Price for the Calculation Periods specified. Subject to the remaining provisions of this Agreement, payment of the Fixed Price and of the Floating Price shall be made on a monthly basis on each Payment Date.

                        For purposes of the foregoing, the "NYISO Services Tariff" means the NYISO Market Administration and Control Area Services Tariff filed with the Federal Energy Regulatory Commission by NYISO.

CALCULATION PERIODS:    DPM shall have the right to establish each Calculation
                        Period with respect to the Transaction by delivering to the Counterparty a Calculation Period notice (the
                        "Calculation Period Notice"). Each Calculation Period
                        Notice shall establish a Calculation Period as follows.
                        The Calculation Period Notice shall be delivered by DPM to Counterparty at least 33 hours prior to the commencement of the Calculation Period but no later than 4:00 p.m. Eastern Prevailing Time on the date that is two days prior to the date during which the Calculation
                        Period commences (the "Calculation Period Notice
                        Deadline"). ("Eastern Prevailing Time" means the time in New York, New York.) The Calculation Period Notice shall establish the date and hour that the Calculation Period commences and the date and hour that the Calculation
                        Period shall terminate. The Calculation Period may include periods that are not contained within Business
                        Days.

LIMITATIONS ON
CALCULATION PERIODS:    No Calculation Period Notice shall designate a quantity
                        other than the Notional Quantity for any Calculation
                        Period. Each Calculation Period Notice shall designate a
                        Calculation Period of at least six (6) consecutive hours. No Calculation Period Notice shall designate a Calculation Period that begins less than eight (8) hours
                        (a "CP Interim Period") after the conclusion of a prior
                        Calculation Period unless the next succeeding
                        Calculation Period Notice (which must be provided by the applicable Calculation Period Notice Deadline) establishes a Calculation Period that begins immediately upon the conclusion of the prior Calculation Period, in which case, there shall not be any requirement for any CP Interim Period. A Calculation Period that immediately follows a previous Calculation Period (without any CP
                        Interim Period) is sometimes referred to as a "Linked
                        Calculation Period". Unless specific reference is made to a Linked Calculation Period, all references to a Calculation Period shall include references to a Linked
                        Calculation Period. DPM shall not be entitled to deliver more than [***] Calculation Period Notices during (1) any



                     ***CONFIDENTIAL TREATMENT REQUESTED***


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                        calendar year, (2) the 365 day period from July 1, 2001
                        through June 30, 2002, or (3) the 365 day period from November 15, 2013 through November 14, 2014, provided that no Calculation Period Notice shall be counted where such Calculation Period Notice establishes a Linked Calculation Period.

ACCOUNT INFORMATION:
                        Account Information for payments to DPM

                        Dynegy Power Marketing, Inc.
                        Bank One, N.A.  Chicago, Illinois
                        Acct.:  552-7651
                        ABA Number:  071 0000 13

                        Account Information for payments to Counterparty

                        The Bank of New York;
                        Corporate Trust/GLA 111-565
                        Sithe Independence PWR Project Revenue Fund
                        Acct.:  229289
                        ABA Number:  021000018

For the purposes of the calculation of the Floating Price(s), all numbers shall be rounded to four (4) decimal places. If the fifth (5th) decimal number is five
(5) or greater, then the fourth (4th) decimal number shall be increased by one
(1), and if the fifth (5th) decimal number is less than five (5), then the fourth (4th) decimal number shall remain unchanged.

For purposes of determining the relevant prices for any day, if the price published or announced on a given day and used or to be used by DPM to determine a relevant price is subsequently corrected and the correction is published or announced by the person responsible for that publication or announcement within two years of the original publication or announcement, either party may notify the other party of (i) that correction and (ii) the amount (if any) that is payable as a result of that correction. If, not later than two years after publication or announcement of that correction, a party gives notice that an amount is so payable, the party that originally either received or retained such amount will, not later than three (3) business days after the effectiveness of that notice, pay, subject to any applicable conditions precedent, to the other party that amount, together with interest at the Interest Rate for the period from and including the day on which payment originally was (or was not) made to but excluding the day of payment of the refund or payment resulting from that correction period.

                     ***CONFIDENTIAL TREATMENT REQUESTED***

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IN WITNESS WHEREOF, the Parties hereto have caused this Confirmation to be executed as of the date first above written.

DYNEGY POWER MARKETING, INC.        SITHE/INDEPENDENCE POWER PARTNERS, L.P.


By: /s/ Miles Allen                 By: Sithe/Independence, Inc.,
   ---------------------------          its General Partner


Name:    Miles Allen                By: /s/ Sandra J. Manilla
                                       ----------------------------------------
Date:    July 1, 2001               Name: Sandra J. Manilla
                                          Vice President and Treasurer

                                    Date: July 1, 2001

                     ***CONFIDENTIAL TREATMENT REQUESTED***


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